Katherine L. Davis Elected to Chembio Board

MEDFORD, N.Y--May 15, 2007--Chembio Diagnostics, Inc. (OTCBB:CEMINews) reported today that Katherine L. Davis was elected  to Chembio’s Board of Directors on May 10, 2007.

Ms. Davis is presently the owner of Davis Design Group LLC, a company that provides analytical and visual tools for public policy design.  Previously she served as the Chief Executive Officer of Global Access Point, a start up company with products for data transport, data processing, and data storage network and hub facilities.  From October 2003 to January 2005 Ms. Davis was Lieutenant Governor of the State of Indiana, and from January 2000 to October 2003 was Controller of the City of Indianapolis.  From 1989 to 2003 Ms. Davis held leadership positions with agencies and programs in the State of Indiana including State Budget Director, Secretary of Family & Social Services Administration, and Deputy Commissioner of Transportation. From 1982 to 1989 Ms. Davis held increasingly senior positions with Cummins Engine, where she managed purchasing, product cost, manufacturing, engineering, and assembly of certain engine product lines, with her last position being Director of the Cummins A Engine Business.  Ms. Davis also led the startup of and initial investments by a $50 million Indiana state technology fund, serves on the not-for-profit boards of Noble of Indiana, Indiana Museum of African American History, University of Evansville Institute of Global Enterprise, and Purdue College of Science Dean’s Leadership Council. She has a Masters of Business Administration from Harvard Business School and a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology.

Ms. Davis commented, “I look forward to working with Larry Siebert and his team on the exciting advances that Chembio brings to rapid diagnostic testing”.

Lawrence Siebert, President and Chairman of Chembio commented, “We are very pleased that Kathy Davis has agreed to join Chembio’s board.  She brings a broad range of leadership experience in the private and public sectors and across the spectrum of manufacturing, finance, and technology. As such, I believe that she will be a strong addition to our board of directors”.

ABOUT CHEMBIO

Chembio Diagnostics, Inc., a developer and manufacturer of rapid diagnostic tests for infectious diseases. The Company has received marketing approval from the FDA for two of its rapid HIV tests. The Company also manufactures rapid tests for veterinary Tuberculosis and Chagas Disease, and has developed a patent-pending technology, the Dual Path Platform (DPP(TM)), for its next generation HIV and other rapid tests. References to Chembio may also include its wholly owned operating subsidiary, Chembio Diagnostic Systems, Inc. For additional information please visit www.chembio.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

CONTACT: Chembio Diagnostics, Inc.
                      Matty Arce, 631-924-1135 ext 123.